EXHIBIT 99.1

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
April 20, 2011

For Immediate Release:	Contact:	Robert M. Farr
Chief Executive Officer
Birmingham Bloomfield Bancshares, Inc.
248-283-6430
Birmingham Bloomfield Bancshares, Inc.
Announces Record First Quarter
BIRMINGHAM, MI — Birmingham Bloomfield Bancshares, Inc. (BBBI.OB), the holding company for Bank of Birmingham, today reported record net income for the first quarter of 2011 and the fourth consecutive quarter of profitability.
The Corporation reported net income of $414,297 or $0.23 per share of common stock for the first quarter of 2011, compared to a net loss of $18,112 or $0.01 per share for the first quarter of 2010. The results were positively impacted by improved net interest margin, lower provision for loan loss expense and significant non-interest income production.
Results of Operation
The Corporation achieved a Return on Average Assets “ROA” before preferred dividends of 1.62% for the first quarter of 2011 compared to a 0.12% ROA for the same period last year and a 0.60% ROA for the fourth quarter of 2010. The improvement was directly attributable to an increase in core operating revenue and lower loan loss provision.
Total net interest income for the first quarter of 2011 increased 32.8% to $1.260 million compared to 949,000 for the first quarter of 2010. The net interest income growth was realized by improving the overall net interest margin on earnings assets and organically increasing the asset size of the organization through local loan production. Net interest margin increased from 4.06% in the first quarter of 2010 to 4.49% in the current quarter. This continues a trend the Corporation has experienced over the past 5 linked quarters.
Provision expense declined $73,000 during the current quarter relative to the first quarter of 2010 as the Corporation did not experience any charge offs and overall credit quality improved.
Non-interest income increased $298,000 in the first quarter of 2011 compared to the same period of last year as a result of the sale of residential mortgage originations in the secondary market and Small Business Administration “SBA” loan activity. The Corporation added a residential mortgage operation to the portfolio of products available to customers in the fall of 2010 and was able to generate revenue of $11,000 in the first quarter of 2011. In addition, the Corporation successfully sold the guaranteed balance of originated SBA loans to investors for a premium in the first quarter of 2011 and produced additional non-interest income of $291,000.

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
Total non-interest expense during the first quarter of 2011 increased to $1.083 million from $834,000 for the same period of last year. The increased operating costs were mainly the result of the added costs associated with the mortgage division, hiring additional personnel, implementing new marketing initiatives and utilizing various consultants to assist the Corporation in addressing key strategies. Despite the increased operating costs, the Corporation’s efficiency ratio, a measurement of the cost to generate revenue, declined to 68.4% during the most recent quarter, a positive trend.
Balance Sheet
The Corporation continues to experience quality growth in our core markets as total assets reached $116.521 million as of March 31, 2011 an increase of $17.711 million from the same quarter last year and $6.186 from December 31, 2010. The increase is the direct result of growth in loan and deposit balances. Total loans over the past 12 months have grown $12.052 million as the Corporation concentrates lending efforts on organic, local loan opportunities. In addition, the profile of products available to customers continues to expand as the Bank offers more options for residential mortgage and commercial customers, including SBA products. The subsidiary Bank also remains well capitalized based on regulatory capital guidelines.
Chief Executive Officer Rob Farr issued the results and commented “the Corporation is positively positioned to benefit from an improving economy. We have a strong capital position and ability to make quality loans for customers in our market. The first quarter results reflect the Corporation’s successful implementation of our strategic plan and addition of new income sources to diversify earnings. The Bank has expanded the loan options available to customers with the addition of the residential mortgage division and SBA lending products. Our core revenue represented by our net interest margin remains above peers and continues to provide a strong foundation for the organization. We are optimistic about our possibilities in 2011.”
Birmingham Bloomfield Bancshares, Inc. is the holding company for Bank of Birmingham, a full-service community bank serving Birmingham, Bloomfield Hills, Beverly Hills and Franklin. Bank of Birmingham is dedicated to providing financial services to small and medium sized businesses; their owners and employees; professionals; and individuals who work or reside in the Birmingham / Bloomfield market area. Every Bank of Birmingham customer has a relationship manager who serves a single point of contact empowered to provide all the bank’s services.
Birmingham Bloomfield Bancshares, Inc. marketmakers include Howe Barnes Hoefer and Arnett (acquired by Raymond James), Chicago; Monroe Securities, Chicago; Hill, Thompson, Magid & Co; Jersey City, New Jersey; and Hudson Securities, Inc., Jersey City, New Jersey.

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200
Forward-Looking Statements
This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.
(Unaudited Consolidated Financial Statements Follow)

Birmingham Bloomfield Bancshares, Inc.
Consolidated Balance Sheet (Unaudited)

	March 31,
	2011	2010
ASSETS
Cash and due from banks	$14,036,879	$5,283,928
Federal funds sold	—	2,238,858

Total cash and cash equivalents	14,036,879	7,522,786

Securities available-for-sale	3,150,652	3,633,928
Securities held-to-maturity	—	—
Federal Home Loan Bank Stock	160,200	162,100

Total securities	3,310,852	3,796,028

Loans held for Sale	—	—

Portfolio loans
Consumer loans	813,491	501,498
Mortgage loans	11,257,843	10,604,172
Commercial loans	86,133,771	75,047,441

Total loans	98,205,105	86,153,111
Less: Allowance for loan loss	1,487,099	1,254,964

Net loans	96,718,007	84,898,147

Premises and equipment,net	1,435,426	1,444,071
Accrued interest receivable and other assets	1,019,575	1,148,941

TOTAL ASSETS	$116,520,738	$98,809,973

LIABILITIES
Deposits
Noninterest-bearing	$12,477,840	$9,320,275
Interest-bearing	92,110,155	78,412,227

Total deposits	104,587,995	87,732,502
Short term borrowings	—	—
Accrued interest payable, taxes and other liabilities	529,559	359,774

Total liabilities	105,117,554	88,092,276

SHAREHOLDERS’ EQUITY

Senior preferred stock A	1,635,000	1,635,000
Discount on senior preferred stock A	(56,427)	(74,827)
Warrant preferred stock B	82,000	82,000
Premium on warrant preferred stock B	6,133	8,134
Senior preferred stock C	1,744,000	1,744,000
Discount on senior preferred stock C	—	—
Common Stock, no par value	17,034,330	17,034,330
Authorized — 4,500,000 shares
Issued and outstanding — 1,800,000 shares
Accumulated other comprehensive income	112,171	113,454
Additional paid in capital	—	—
Additional paid in capital — share based payments	493,154	493,154
Accumulated deficit	(9,647,177)	(10,317,548)

Total shareholders’ equity	11,403,185	10,717,697

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$116,520,738	$98,809,973

Book value per share	$4.44	$4.07

Birmingham Bloomfield Bancshares, Inc.
Consolidated Statement of Income (Unaudited)

	Year to Date
	March 31,
	2011	2010
Interest Income
Interest and fees on loans
Commercial loans	$1,413,787	$1,109,519
Installment loans	13,088	8,449
Mortgage loans	19,525	17,009
Home Equity loans	97,931	88,749
Late charges and fees	11,478	8,413

Total loan interest and fee income	1,555,809	1,232,139

Interest bearing deposits	4,618	5,605
Federal Funds Sold	13	729

Interest on investment securities
Taxable	27,911	34,699
Tax-exempt	—	—

Total investment income	27,911	34,699

Total interest income	1,588,351	1,273,172

Interest Expense
Interest on deposits	314,055	324,246
Interest on borrowed funds	14,509	—

Total interest expense	328,564	324,246

Net Interest Income	1,259,787	948,926
Provision for loan losses	39,000	112,405

Net Interest Income After Provision for Loan Losses	1,220,787	836,521

Non-interest Income
Service charge income	11,572	9,635
Mortgage banking activities	11,439	—
Other income	302,098	17,387

Total non-interest income	325,109	27,022

Non-interest Expense
Salaries and employee benefits	582,017	400,624
Occupancy expense	118,102	118,634
Equipment expense	35,400	35,577
Loss on branch closing	—	—
Advertising	36,046	5,280
Data Processing	49,013	55,550
Professional fees	111,524	68,211
Other expense	151,314	150,327

Total non-interest expense	1,083,416	834,203

Net Income (Loss) Before Income Taxes	462,480	29,339
Income tax expense	—	—

Net Income (Loss)	462,480	29,339
Dividend and accretion on preferred stock	48,183	47,451

Net Income (Loss) applicable to common shareholders	$414,297	$(18,112)

Income (Loss) per share — basic	$0.23	$(0.01)

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Year to Date
	March 31,		Change
	2011	2010	Amount	Percentage
INCOME STATEMENT
Interest Income	$1,588	$1,273	$315	24.8%
Interest Expense	329	324	4	1.3%

Net Interest Income	1,260	949	311	32.8%
Provision for loan loss	39	112	(73)	-65.3%
Non-interest income	325	27	298	1103.1%
Non-interest expense	1,083	834	249	29.9%

Income (loss) before Income Taxes	462	29	433	1476.3%
Income tax expense	—	—	—	0.0%

Net Income (Loss)	462	29	433	1476.3%
Dividend and accretion on preferred stock	48	47	1	1.5%

Net Income (Loss) — common shareholders	$414	$(18)	$432	2387.4%

Income (loss) per share — basic & diluted	$0.23	$(0.01)	$0.24	2387.4%

BALANCE SHEET DATA
Total assets	116,521	98,810	17,711	17.9%
Average Assets	115,445	97,520	17,925	18.4%
Total loans	98,205	86,153	12,052	14.0%
Allowance for loan loss (ALLL)	1,487	1,255	232	18.5%
Total deposits	104,588	87,733	16,855	19.2%
Other borrowings	—	—	—	0.0%
Shareholders’ equity	11,403	10,718	685	6.4%
Average Equity	11,140	10,723	418	3.9%

ASSET DUALITY
Other real estate owned (OREO)	—	—	—	0.0%
Net charge-offs	—	31	(31)	-100.0%
Non-accrual loans	298	—	298	0.0%
(2) Non-performing assets (NPA)	298	—	298	0.0%
Non-accrual loans / total loans	0.30%	0.00%	0.30%	0.0%
Allowance for loan loss / total loans	1.51%	1.46%	0.06%	4.0%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.49%	4.06%	0.43%	10.6%
(1) Return on average assets (annualized)	1.62%	0.12%	1.50%	1231.6%
(1) Return on average common equity (annualized)	24.26%	1.62%	22.64%	1394.5%
Efficiency ratio	68.36%	85.48%	-17.12%	20.0%
Tier 1 Leverage Ratio (Bank only)	8.33%	8.80%	-0.47%	-5.34%
Equity / Assets	9.79%	10.85%	-1.06%	-9.8%
Total loans / Total deposits	93.9%	98.2%	-4.30%	-4.4%
Book value per share	$4.44	$4.07	$0.37	9.1%
Income (loss) per share — basic & diluted	$0.23	$(0.01)	$0.24	2387.4%
Shares outstanding	1,800,000	1,800,000	—	0.0%

(1)	Amount is computed on net income before preferred dividends.

(2)	Non-performing assets includes non-accrual loans and other real estate owned.

Birmingham Bloomfield Bancshares, Inc.
Financial Summary and Selected Ratios (Unaudited)
(Dollars in thousands except per share data)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
INCOME STATEMENT
Interest Income	$1,588	$1,554	$1,506	$1,418	$1,273
Interest Expense	329	327	337	352	324

Net Interest Income	1,260	1,226	1,170	1,067	949
Provision for loan loss	39	49	256	177	112
Non-interest income	325	37	24	37	27
Non-interest expense	1,083	1,046	840	792	834

Income (loss) before Income Taxes	462	169	98	135	29
Income tax expense	—	—	—	—	—

Net Income (Loss)	462	169	98	135	29
Dividend and accretion on preferred stock	48	48	48	49	47

Net Income (Loss) applicable to common	$414	$121	$50	$85	$(18)

Income (loss) per share — basic & diluted	$0.23	$0.07	$0.03	$0.05	$(0.01)

BALANCE SHEET DATA
Total assets	116,521	110,335	111,254	100,168	98,810
Average Assets	115,435	111,932	110,091	106,960	97,520
Total loans	98,205	100,379	94,284	90,478	86,153
Allowance for loan loss (ALLL)	1,487	1,448	1,424	1,167	1,255
Total deposits	104,588	97,250	99,997	99,804	87,733
Other borrowings	—	1,469	—	—	—
Shareholders’ equity	11,403	10,986	10,899	10,822	10,718
Average Equity	11,140	10,935	10,860	10,770	10,723

ASSET QUALITY
Other real estate owned (OREO)	—	—	—	—	—
Net charge-offs	—	24	—	265	31
Non-accrual loans	298	298	—	—	—
(2) Non-performing assets (NPA)	298	298	—	—	—
Non-accrual loans / total loans	0.30%	0.30%	0,00%	0.00%	0.00%
Allowance for loan loss / total loans	1.51%	1.44%	1.51%	1.29%	1.46%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.49%	4.69%	4.41%	4.13%	4.06%
(1) Return on average assets (annualized)	1.62%	0.60%	0.35%	0.50%	0.12%
(1) Return on average common equity (annualized)	24.26%	8.89%	5.21%	7.32%	1.62%
Efficiency ratio	68.36%	82.78%	70.39%	71.78%	85.48%
Tier 1 Leverage Ratio (Bank only)	8.33%	8.15%	8.20%	8.50%	8.80%
Equity / Assets	9.79%	9.96%	9.80%	10.80%	10.85%
Total loans / Total deposits	93.9%	103.2%	94.3%	90.7%	98.2%
Book value per share	$4.44	$4.21	$4.16	$4.12	$4.07
Income (loss) per share — basic & diluted	$0.23	$0.07	$0.03	$0.05	$(0.01)
Shares outstanding	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

(1)	Amount is computed on net income before preferred dividends.

(2)	Non-performing assets includes non-accrual loans and other real estate owned.